UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 11, 2024, GrafTech International Ltd. (“GrafTech International” and, together with its subsidiaries, the “Company”), entered into a commitment and consent letter (the “Commitment Letter”) with lenders holding all of its existing revolving commitments (the “Existing Lenders”), an ad hoc group that holds over 81% of its existing secured bonds (the “Existing Noteholders”) and Barclays Bank plc, as a fronting lender (the “Fronting Lender”). Pursuant to the Commitment Letter, the Company expects to enter into the transactions as further described in this Item 1.01 of this Current Report on Form 8-K (the “Form 8-K”) (collectively, the “Transactions”), each of which is subject to the satisfaction or waiver of a number of customary closing conditions with respect thereto.

New Money Term Loans

Pursuant to the terms of the Commitment Letter, upon the closing of the Transactions (the “Closing”), the Fronting Lender has agreed to provide GrafTech Global Enterprises, Inc., a wholly owned subsidiary of GrafTech International (“GrafTech Global”), $175 million of new senior secured first lien term loans (the “Initial First Lien Term Loans”) and commitments (the “Delayed Draw Commitments”) with respect to $100 million of new senior secured first lien delayed draw term loans (together with the Initial First Lien Term Loans, the “First Lien Term Loans”), which Delayed Draw Commitments would be available to the Company for 19 months following the Closing, subject to the satisfaction of customary conditions precedent thereto. The Initial First Lien Term Loans and the Delayed Draw Commitments would be assigned by the Fronting Lender to Existing Noteholders or their affiliates promptly following the Closing. The First Lien Term Loans will mature on the fifth anniversary of the Closing (the “First Lien Term Loan Maturity Date”) and will initially be guaranteed by the guarantors under the indentures governing the Company’s existing secured senior notes due 2028 (the “Existing Indentures”), along with certain additional foreign subsidiaries (the “Guarantors”). The First Lien Term Loans will generally be pari passu in right of payment with the New Revolving Credit Facility and the Exchange Notes (in each case as defined below), but the First Lien Term Loans and the New Revolving Credit Facility will be senior in right of payment to the Exchange Notes with respect to the proceeds of certain facilities of non-U.S. Guarantors. The First Lien Term Loans and the New Revolving Credit Facility will be secured on a pari passu basis by perfected first-priority security interests in all the assets and property of GrafTech Global and any Guarantor (subject to certain agreed exclusions and limitations on perfection steps) (collectively, the “Collateral”).

The First Lien Term Loans will bear interest at the option of GrafTech Global, at a rate equal to Term SOFR (subject to a 2.00% floor) plus 6.00% per annum or the Base Rate plus 5.00% per annum.

The Company will pay a ticking fee with respect to undrawn Delayed Draw Commitments in an amount equal to 3.75% per annum. The First Lien Term Loans will be prepayable at the option of the Company, subject to payment of a customary “make-whole” in the event of any prepayments prior to the second anniversary of Closing and a 2.00% prepayment premium between the second anniversary of Closing and the third anniversary of Closing. If the Company sells certain of its assets, then GrafTech Global may be required to offer to prepay the First Lien Term Loans.

The First Lien Term Loans will contain certain covenants that, among other things, limit the Company’s ability to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase certain debt, incur or suffer to exist certain liens, make certain investments, engage in certain transactions with affiliates, consummate certain asset sales and effect certain fundamental changes. The First Lien Term Loans will also contain certain events of default (with grace periods, as applicable) that permit the agent to accelerate the First Lien Term Loans, and will provide that, upon the occurrence of certain events of default arising from bankruptcy or insolvency, all First Lien Term Loans will become due and payable immediately without further action or notice.

The obligation to fund the First Lien Term Loans is subject to the satisfaction or waiver of certain conditions, including the payment of customary fees and expenses and the execution by the Company of the New Revolving Credit Facility.

Exchange Offer and Consent Solicitation

Pursuant to the terms of the Commitment Letter, the Company is expected to launch exchange offers (the “Exchange Offers”) for any and all of the outstanding 4.625% senior secured notes due 2028 (the “Existing 4.625% Notes”) of GrafTech Finance Inc., a wholly owned subsidiary of GrafTech International (“GrafTech Finance”), and GrafTech Global’s 9.875% senior secured notes due 2028 (the “Existing 9.875% Notes” and, together with the Existing 4.625% Notes, the “Existing Notes”) for new 4.625% second lien notes due 2029 and new 9.875% second lien notes due 2029, respectively (collectively, the “Exchange Notes”) at an exchange price of par plus accrued but unpaid interest through the Closing. The Exchange Notes will be guaranteed by the Guarantors, secured by the Collateral on a second-priority basis and have the payment priority described above. The existing call protection for the Existing Notes will be extended by one year for each tranche of Exchange Notes. The Exchange Notes will have negative covenants and events of default substantially consistent with the First Lien Term Loans.

As part of the Exchange Offers, the Company expects to solicit the consents of holders of each series of Existing Notes to amend the indentures governing the Existing Indentures to eliminate substantially all covenants and events of default set forth in the Existing Indentures and to release the liens on the collateral securing the Existing Notes (the “Consent Solicitations”). Each of the Existing Noteholders has agreed to tender all its respective Existing Notes in the Exchange Offers and provide its consent to the proposed amendments to the Existing Indentures in the Consent Solicitations.

The effectiveness of the issuance of the Exchange Notes is subject to the satisfaction or waiver of certain conditions, including the payment of customary fees and expenses and, substantially contemporaneously with the effectiveness of the Exchange Notes, the execution and delivery by the Company of the New Revolving Credit Facility and the credit agreement governing the First Lien Term Loans.

Amended Revolving Credit Facility

Pursuant to the terms of the Commitment Letter, the Existing Lenders have agreed to replace the revolving commitments under the existing Credit Agreement, dated as of February 12, 2018, by and among, inter alia, the Company, GrafTech Finance, GrafTech Luxembourg II S.à r.l., GrafTech Switzerland SA, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Existing Agent”), the lenders and issuing banks from time to time party thereto (the “Existing Revolving Credit Facility Lenders”) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”), with up to $225 million senior secured first lien revolving credit facility maturing in November 2028 (the “New Revolving Credit Facility”). Until all the Delayed Draw Commitments have been drawn by the Company, the Company is not permitted to have more than $15 million in loans outstanding at any time under the New Revolving Credit Facility. The Company’s ability to borrow under the New Revolving Credit Facility is subject to certain customary conditions precedent, including that the Company would have less than $100 million of unrestricted cash after giving effect to the applicable borrowing.

The New Revolving Credit Facility will be subject to a springing maturity date with respect to inside maturities of existing debt above certain specified thresholds (to the extent such debt remains outstanding). The New Revolving Credit Facility will be guaranteed by the Guarantors, secured on a first-priority pari passu basis with the First Lien Term Loans and have the payment priority described above.

Borrowings under the New Revolving Credit Facility will bear interest (i) with respect to new revolving loans denominated in U.S. dollars, at the option of GrafTech Finance, Adjusted Term SOFR plus 3.50% per annum or the Base Rate plus 2.50% per annum and (ii) with respect to new revolving loans denominated in euro, the Adjusted EURIBOR plus 3.50% per annum. Undrawn commitments under the New Revolving Credit Facility will bear a commitment fee of 0.25% per annum. Existing Lenders who agree to provide the New Revolving Credit Facility will be entitled to receive a customary extension fee.

The New Revolving Credit Facility will have negative covenants and events of default substantially consistent with the First Lien Term Loans, and will be required to be prepaid ratably (without a corresponding commitment reduction) in the case of any mandatory prepayments of the First Lien Term Loans. The New Revolving Credit Facility will also include a financial covenant requiring that the Company have a first lien net leverage ratio (which will be defined in the New Revolving Credit Facility) of less than 4.00 to 1.00 to the extent outstanding revolving loans and letters of credit (subject to certain exclusions) exceed 51.3% of the amount of commitments then-existing under the New Revolving Credit Facility.

The effectiveness of the New Revolving Credit Facility is subject to the satisfaction or waiver of certain conditions, including the payment of customary fees and expenses and the consummation of the Exchange Offers, with at least 80% of holders of the Existing Notes (in the aggregate) participating. The Existing Noteholders, holding over 81% of the Existing Notes, have agreed to tender all of their respective Existing Notes in the Exchange Offers.

Representations, Warranties and Covenants

The Commitment Letter contains certain customary representations, warranties and covenants by the parties thereto, including the payment on the closing date of a 2.75% commitment fee of the aggregate amount of the First Lien Term Loans. The Commitment Letter will terminate automatically and immediately on December 31, 2024, if the Transactions have not then been consummated, unless such date is extended by the parties. Until the Commitment Letter is terminated, the Company has also agreed to not (i) solicit or negotiate (a) debt financing arrangements, (b) equity financing arrangements that would be consummated as an alternative to the Transactions or (c) any capital structure alterations in furtherance of the foregoing clauses

(a) or (b) or (ii) take certain actions that would not be permitted under the definitive financing documentation with respect to the new debt.

The representations, warranties and covenants of each party set forth in the Commitment Letter have been made only for purposes of, and were and are solely for the benefit of the parties to, the Commitment Letter, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the Commitment Letter or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Commitment Letter, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

This Form 8-K is not intended to and does not constitute an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Item 2.02	Results of Operations and Financial Condition.
On November 12, 2024, GrafTech International Ltd. issued a press release announcing its financial results for the three and nine months ended September 30, 2024. A copy of this press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. This information, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before, on or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Item 7.01	Regulation FD Disclosure.

Announcement Press Release

A copy of the press release announcing the Transactions is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Cleansing Materials

In October 2024, the Company entered into confidentiality agreements (collectively, the “NDAs”) with an ad hoc group of bondholders consisting of (i) certain holders of the 4.625% Senior Secured Notes due 2028 issued by GrafTech Finance Inc. and (ii) certain holders of the 9.875% Senior Secured Notes due 2028 issued by GrafTech Global Enterprises Inc. (collectively, the “Holders”). Pursuant to the NDAs, the Company agreed to publicly disclose certain information upon the occurrence of certain events set forth in the NDAs. As such, the Company is hereby disclosing the following financial projections as previously disclosed to the Holders: Adjusted EBITDA is forecast to be $0 million in fiscal year 2024, ($28 million) - $31 million in fiscal year 2025, $131 million in fiscal year 2026, $274 million in fiscal year 2027, and $346 million in fiscal year 2028. Unlevered Adjusted Free Cash Flow is forecast to be ($51 million) in fiscal year 2024, ($81 million) - ($33 million) in fiscal year 2025, $18 million in fiscal year 2026, $126 million in fiscal year 2027, and $183 million in fiscal year 2028 (collectively, the “Projections”).

The information set forth in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before, on or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Non-GAAP Financial Measures

We have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and unlevered adjusted free cash flow are non-GAAP financial measures. We are unable to provide reconciliations for forward-looking non-GAAP measures as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

We historically have defined EBITDA, a non-GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We historically have defined adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted by any pension and other post-employment benefit plan expenses or benefits, rationalization and rationalization-related expenses, public offerings and related expenses, non-cash gains or losses from foreign currency remeasurement of non-operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense, proxy contest expenses, non-cash fixed asset write-offs, Tax Receivable Agreement adjustments, goodwill impairment charges, change in control charges that were triggered as a result of the ownership of our then largest stockholder falling below 30% of our total outstanding shares and value-added tax credit gains in Brazil. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.

We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period-to-period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt-service capabilities.

We historically have defined free cash flow, a non-GAAP financial measure, as net cash provided by or used in operating activities less capital expenditures. We historically have defined adjusted free cash flow, a non-GAAP financial measure, as free cash flow adjusted by payments made or received from the settlement of interest rate swap contracts and payments of the change in control charges that were triggered as a result of the ownership of our then largest stockholder falling below 30% of our total outstanding shares. We define unlevered adjusted free cash flow, a non-GAAP financial measure, as adjusted free cash flow less interest income and plus interest expense. We use free cash flow, adjusted free cash flow and unlevered adjusted free cash flow as critical measures in the evaluation of liquidity in conjunction with related GAAP amounts. We also use these measures when considering available cash, including for decision-making purposes related to dividends and discretionary investments. Further, these measures help management, the audit committee, and investors evaluate the Company's ability to generate liquidity from operating activities.

Our presentation of these non-GAAP financial measures should not be construed as suggesting that our future results will be unaffected by any adjustments or unusual or non-recurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other measures of financial performance and liquidity, including our net income or loss and cash flow from operating activities, respectively, and other GAAP measures.

Cautionary Note Regarding Projections

The Projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants for the presentation and preparation of “prospective financial information.” The Company generally does not publicly disclose detailed prospective financial information. The Projections were prepared for the internal use of the Company and were provided pursuant to the NDAs for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction.

The Projections have been prepared by and are the responsibility of the Company’s management. The Projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. Neither the independent registered public accounting firm of the Company nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now consider, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day. Accordingly, the Company cannot provide any assurance that the Projections will be realized and actual future financial results will vary from such forward-looking information and may vary materially.

The above considerations should be taken into account in reviewing the Projections, which were prepared as of an earlier date. See “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, the proposed Transactions, short-term and long-term liquidity, and expectation regarding the effect of the Transactions, financial projections, including the Projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to adjusted EBITDA and free cash flow. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “forecast,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this Form 8-K are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the cyclical nature of our business and the selling prices of our products, which may continue to decline in the future, and may lead to prolonged periods of reduced profitability and net losses or adversely impact liquidity; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the possibility that we may be unable to implement our business strategies in an effective manner; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil and petroleum needle coke, and disruptions in supply chains for these materials; our primary reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins; the cost of electric power and natural gas, particularly in Europe; our manufacturing operations are subject to hazards; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could further deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of long-lived assets on our balance sheet to changes in the market; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the impact of inflation and our ability to mitigate the effect on our costs; the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; past increases in benchmark interest rates and the fact that any future borrowings may subject us to interest rate risk; risks and uncertainties associated with our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition; the possibility that disruptions in the capital and credit markets could adversely affect our customers and suppliers; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the possibility that the cash dividends on our common stock, which are currently suspended, will remain suspended and we may not pay cash dividends on our common stock in the future; our ability to continue to meet NYSE continued listing standards; and the ability to satisfy the conditions precedent with respect to the new financings.

These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Additionally, there can be no assurances that the Transactions will be successfully consummated as they remain subject to satisfaction of certain conditions precedent and that the Projections will be achieved. See “Cautionary Note Regarding Projections.” The forward-looking statements made in this Form 8-K relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this Form 8-K that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1 Press release of GrafTech International Ltd. announcing third quarter 2024 results, dated November 12, 2024
99.2 Press release of GrafTech International Ltd. announcing the Transactions, dated November 12, 2024
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	November 12, 2024	By:	/s/ Rory O'Donnell
Rory O'Donnell
Chief Financial Officer and Senior Vice President